EXHIBIT 10 (ttt)

CEL-SCI CORPORATION

SECURITIES PURCHASE AGREEMENT

1.            Subscription. I hereby agree to purchase ______ shares of the Company’s common stock pursuant to the terms and conditions of this Agreement for a total investment of $___________.

The shares of common stock are sometimes referred to in this Agreement as the “Securities”.

This Agreement must be signed and delivered to the Company on or before _________.

2.            Representations and Warranties. I warrant and represent to the Company that:

a. I have had the opportunity to review the Company’s filings with the Securities and Exchange Commission.

b. I (and my purchaser representative, if any) have had an opportunity to ask questions of, and receive answers from the officers of the Company concerning the Company’s business and affairs.

c. I understand that prices for the Company’s common stock on the NYSE have been volatile in the past.

d. By virtue of my net worth and by reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment in the Securities.

e.  I am capable of bearing the economic risks of an investment in the Securities.

3.           Payment/Closing. Payment for the Securities must be made by wire transfer on or before July __, 2017. The Securities will be delivered upon the approval of the issuance of the Securities by the NYSE MKT.

4.          Applicable Law/Arbitration. This Agreement shall be governed in all respects by the laws of Colorado, without regard to the choice of law provision thereof. Any claim, controversy or dispute with respect to this Agreement or the Securities will be settled by means of binding arbitration in Vienna, Virginia pursuant to the Commercial Rules of the American Arbitration Association. In any litigation, arbitration, or court proceeding between the Company and the Subscriber relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred.

IN WITNESS WHEREOF, I have executed this Subscription Agreement this ____________ day of July, 2017.

__________________________
Signature of Subscriber

ACCEPTED:

CEL-SCI CORPORATION

By:
Name of Subscriber
(Type or Print)

Dated:	Address of Subscriber: